Exhibit 10.4

SUBSCRIPTION AGREEMENT

THE SECURITIES ARE BEING OFFERED PURSUANT TO SECTION 4(A)(2) OF THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND RULE 506(b) PROMULGATED THEREUNDER AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

Board of Directors of

RMX Industries, Inc. .

4514 Cole Avenue Suite 600,

Dallas, TX 75205

This Subscription Agreement (this “Agreement”) has been executed by the subscriber whose name appears on the signature page to this Agreement (the “Subscriber”) in connection with the subscription to purchase the number of units (the “Units”), with each Unit consisting of (i) an unsecured promissory note (the “Note”) bearing interest of 18% per annum and (ii) a five-year-term warrant (the “Warrant”) to purchase shares of the Company’s Class A common stock, $0.001 par value per share (the “Class A Common Stock”), set forth on the signature page to this Agreement, of RMX Industries, Inc. ., a Nevada corporation (the “Company”), for an aggregate of purchase price as set forth on the signature page to this Agreement. Each Unit is priced at $25,000 (the “Purchase Price”) and will include a Note with an aggregate principal amount of $25,000, and a Warrant to acquire 50,000 shares of Class A Common Stock (the “Warrant Shares”) at an exercise price of $0.50 per share. A Subscriber may subscribe for partial Units in excess of one whole Unit, such that a Subscriber may subscribe for 1.5 Units for example, in which event if the Subscriber’s subscription is accepted, the Subscriber will be issued a Note with an aggregate principal amount of $37,500, and a Warrant to acquire 70,000 shares of Class A Common Stock.

The Units being subscribed for pursuant to this Agreement have not been registered under the Securities Act. A total of 120 Units are being offered and sold (the “Offering”) at the Purchase Price for total maximum gross proceeds of up to $3,000,000 (the “Maximum Offering Amount”) exclusively to a select few “accredited investors,” as defined in Regulation D under the Securities Act, known to the Company who are signing subscription agreements that are substantially similar to this Agreement; however, the Company reserves the right, in its sole discretion, to accept subscriptions in excess of the Maximum Offering Amount.

The Notes will accrue interest at a rate of 18% per year, and will be due and payable on the earlier of (i) December 31, 2026, or (ii) the occurrence of a “Liquidity Event”, each of which is referred to as the “Maturity Date.” The Notes may be repaid prior to the Maturity Date in the Company’s sole discretion. A “Liquidity Event” is any of the following:

●	a firm commitment underwritten initial public offering or direct listing of the Company’s Class A Common Stock, resulting in a listing of the Class A Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”), the New York Stock Exchange, NYSE American or another national securities exchange;

●	an acquisition of the Company as a result of a sale of all or substantially all of the capital stock or assets of the Company to any unaffiliated third person, whether through share sale, asset sale, merger, consolidation or like combination, as a result of which the ability to control the board of directors of the Company will pass to such third person;

●	the merger of the Company with a special purpose acquisition corporation listed on NYSE American or other national securities exchange (a “SPAC”) or a subsidiary of a SPAC, in which transaction the stockholders of the Company own a majority of the equity securities of the SPAC following the closing thereof; or

●	the consummation of a merger of the Company with a fully reporting public corporation without any significant business activities that is then trading on the New York Stock Exchange, NYSE American, Nasdaq or another national securities exchange

In the event that a Liquidity Event does not occur prior to December 31, 2026, then at such time the outstanding principal amount and interest under the Notes will be repaid to the applicable noteholder in cash.

In the event that a Liquidity Event does occur prior to December 31, 2026, then at such time the principal amount of the Notes will be deemed paid to the Note holders but will be retained by the Company and shall be applied to the payment of the exercise price for the unexercised portion of the Warrants, and any amounts of unrepaid interest and any portion of the principal amount not used for such purposes (i.e., if the aggregate remaining exercise price of the Warrants is less than the remaining unpaid principal amount) shall be paid to the applicable Note holders in cash.

1. Subscription. The Subscriber hereby subscribes to purchase the number of Units set forth on the signature page to this Agreement, subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein.

2. Acceptance of Subscription. It is understood and agreed that the Company shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the Subscriber in accordance with Section 3 hereof. Subscription need not be accepted in the order received, and the Units may be allocated among subscribers.

3. Payment for Units. Payment for the Units shall be made directly to the Company’s operating corporate bank account from the Subscriber in immediately available funds or other means approved by the Company, in the amount as set forth on the signature page to this Agreement.

4. Use of Proceeds. The Company shall use the proceeds from this Offering for working capital and general corporate needs.

5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber the following:

(a) The Company is duly formed and validly existing under the laws of the State of its incorporation, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

(b) The Units have been duly authorized and the shares of Class A Common Stock issuable upon exercise of the Warrants and in accordance with the terms hereof and the Warrants, shall be duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of all taxes, liens and charges with respect to the issue thereof.

(c) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Units) are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon full execution hereof, this Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or securities, “blue sky” or other similar laws of such jurisdiction (collectively referred to as the “State Securities Laws”).

(d) As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 200,000,000 shares of common stock, consisting of 196,400,000 shares of Class A Common Stock and 3,600,000 shares of Class B Common Stock, $0.001 par value per share (“Class B Common Stock”) and (ii) 10,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”), of which a total of 25,999,722 shares of Class A Common Stock ,2,000,000 shares of Class B Common Stock and 1,500 shares of Preferred Stock are outstanding. Class A Common Stock is entitled to one vote per share on resolutions requiring or requesting shareholder approval, Class B Common Stock is entitled to one hundred votes on any such matter and Preferred Stock is entitled to ten thousand votes per share on any such matter

(e) There are no actions, suits, proceedings or investigations pending or, to the best of the Company’s knowledge, threatened before any court, administrative agency or other governmental body against the Company which question the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which would reasonably be expected to have a material adverse effect on the Company. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which would reasonably be expected to have a material adverse effect on the Company.

(f) Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 6 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Subscription Agreement except (i) for such filings as may be required under Regulation D, Rule 506(b) promulgated under the Securities Act, or under any applicable State Securities Laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

6. Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company the following:

(a) The Subscriber has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and has carefully reviewed the risk factors concerning the Company, and its business, which can be found in the Company’s filings with the Securities and Exchange Commission (the “Commission”) at https://www.sec.gov/edgar/browse/?CIK=1970743&owner=exclude, and understands the risks of, and other considerations relating to, the purchase of the Units and has the ability to bear the economic risks of the investment.

(b) The Subscriber is acquiring the Units for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof or any part thereof, except for a resale or distribution that complies with the Securities Act and all other applicable state securities laws. The Subscriber understands and acknowledges that the Units have not been registered under the Securities Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Subscriber further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to the Units. The Subscriber understands and acknowledges that the offering of the Units pursuant to this Agreement will not be registered under the Securities Act nor under the state securities laws on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws.

(c) The Subscriber understands that no public market now exists, and there may never be a public market for the Units.

(d) The Subscriber has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management. The Subscriber understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control.

(e) As of the date of the Agreement, all action on the part of the Subscriber, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Subscriber hereunder and thereunder shall have been taken, and this Agreement, assuming due execution by the parties hereto, constitutes valid and legally binding obligations of the Subscriber, enforceable in accordance with its terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

(f) The Subscriber is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act, and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(g) The Subscriber or its duly authorized representative realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in the Units of the Company.

(h) The Subscriber has adequate means of providing for its current and anticipated financial needs and contingencies, is able to bear the economic risk for an indefinite period of time and has no need for liquidity of the investment in the Units and could afford complete loss of such investment.

(i) The Subscriber is not subscribing for the Units as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Subscriber in connection with investments in the Units generally.

(j) All of the information that the Subscriber has heretofore furnished or which is set forth herein is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to the consummation of the Subscriber’s investment in the Company, the Subscriber will immediately furnish revised or corrected information to the Company.

7. Conditions to Obligations of the Subscriber and the Company. The obligations of the Subscriber to purchase and pay for the Units specified on the signature page hereto and of the Company to sell the Units are subject to the satisfaction of the following conditions precedent: the representations and warranties of the Company contained in Section 5 hereof and of the Subscriber contained in Section 6 hereof shall be true and correct as of the date of this Agreement in all respects with the same effect as though such representations and warranties had been made as of the date of this Agreement.

8. Transfer Restrictions. The Subscriber acknowledges and agrees as follows:

(a) The Units have not been registered for sale under the Securities Act, in reliance on the private offering exemption in Section 4(a)(2) thereof; the Company does not intend to register the Units under the Securities Act at any time in the future.

(b) The Subscriber understands that any certificates representing the Units, until such time as they have been registered under the Securities Act, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

(c) No governmental agency has passed upon the Units or made any finding or determination as to the wisdom of any investments therein.

9. “Market Stand-Off” Agreement. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, Subscriber shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any securities of the Company without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed two hundred seventy (270) days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions. For consideration received and acknowledged, each Subscriber, in its capacity as a securityholder of the Company, hereby appoints the Chief Executive Officer and/or Chief Financial Officer of the Company to act as its true and lawful attorney with full power and authority on its behalf to execute and deliver all documents and instruments and take all other actions necessary in connection with the matters covered by this Section 9 and any lock-up agreement required to be executed pursuant to an underwriting agreement in connection with any initial public offering of the Company. Such appointment shall be for the limited purposes set forth above.

10. Registration Rights.

(a) The Company shall file a registration statement on Form S-1 or Form S-3, if available (the “Registration Statement”) to, upon the Company’s proposed initial public offering, register for resale all of the Warrant Shares.

(b) In the event of a registration pursuant to these provisions, the Company shall use its reasonable best efforts to cause the Warrant Shares so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Subscriber may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this section in which it is not otherwise required to qualify to do business.

(c) The Company shall keep effective any registration or qualification contemplated by this section and shall from time to time amend or supplement each applicable Registration Statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Subscriber to complete the offer and sale of the Warrant Shares covered thereby.

(d) The Company shall furnish to the Subscriber such reasonable number of copies of the Registration Statement and of each amendment and supplement thereto (in each case, including all exhibits), of each prospectus contained in such Registration Statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents, as the Subscriber may reasonably request to facilitate the disposition of the Warrant Shares included in such registration.

(e) The Company shall notify the Subscriber promptly when such Registration Statement has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed.

(f) The Company shall advise the Subscriber promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement, or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

(g) The Company shall promptly notify the Subscriber at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of the Subscriber prepare and furnish to it such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Warrant Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. The Subscriber shall suspend all sales of the Warrant Shares upon receipt of such notice from the Company and shall not re-commence sales until they receive copies of any necessary amendment or supplement to such prospectus, which shall be delivered to the Subscriber within 30 days of the date of such notice from the Company.

(h) If requested by the underwriter for any underwritten offering of shares, the Company and the Subscriber will enter into an underwriting agreement with such underwriter for such offering, which shall be reasonably satisfactory in substance and form to the Company, the Company’s counsel and the Subscriber’s counsel, and the underwriter, and such agreement shall contain such representations and warranties by the Company and the Subscriber and such other terms and provisions as are customarily contained in an underwriting agreement with respect to secondary distributions solely by selling stockholders, including, without limitation, indemnities substantially to the effect and to the extent provided below.

(i) The Company agrees that until all the Warrant Shares have been sold under a Registration Statement or may be resold pursuant to Rule 144 promulgated under the Securities Act, it shall use its reasonable best efforts to keep current in filing all reports, statements and other materials required to be filed with the Commission to permit the Subscriber to sell the Warrant Shares under Rule 144.

(j) The Company and its successors and assigns shall indemnify and hold harmless Subscriber, the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of Subscriber, each individual or entity who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling individual or entity (each, an “Subscriber Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any related prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any State Securities Laws, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based upon information regarding Subscriber furnished to the Company by such party for use therein. The Company shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(k) Subscriber and its successors and assigns shall indemnify and hold harmless the Company, the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of the Company, each individual or entity who controls the company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling individual or entity (each, a “Company Indemnified Party” with each Subscriber Indemnified Party and Company Indemnified Party being referred to as an “Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any related prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any State Securities Laws, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, but only to the extent that such untrue statements or omissions are based upon information regarding Subscriber furnished to the Company by such party for use therein. Subscriber shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Agreement of which Subscriber is aware.

(l) If the indemnification under Section 10(j) or Section 10(k), as applicable, is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then the party responsible for indemnifying the Indemnified Party (the “Indemnifying Party”) shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Indemnifying Party or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in 10(j) or Section 10(k), as applicable, was available to such party in accordance with its terms. It is agreed that it would not be just and equitable if contribution pursuant to this Section 10(l) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence.

11. Modification. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the Company and the Subscriber.

12. Notices.

(m) Form of Notice. All notices, requests, claims, demands and other communications between the parties shall be in writing and given (a) if to the Company, at the address set forth above, or (b) if to a Subscriber, at the address set forth on the signature page for such Subscriber (or, in either case, to such other address as the party shall have furnished to the other in writing in accordance with the provisions of this Section 12).

(n) Method of Notice. All notices shall be given (i) by delivery in person (ii) by a nationally recognized next day courier service, (iii) by first class, registered or certified mail, postage prepaid, (iv) by facsimile or (v) by electronic mail to the address of the party specified in this Agreement or such other address as either party may specify in writing.

(o) Receipt of Notice. All notices shall be effective upon (i) receipt by the party to which notice is given, or (ii) on the fifth (5th) day following mailing, whichever occurs first.

13. Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by any Subscriber and the transfer or assignment of the Units shall be made only in accordance with the Articles of Incorporation, as amended, and Bylaws of the Company and all applicable laws.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles thereof relating to the conflict of laws.

15. Miscellaneous.

(a) This Agreement constitutes the entire agreement between the Subscriber and the Company with respect to the Offering and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b) The representations and warranties of the Company and the Subscriber made in this Agreement shall survive the execution and delivery hereof and delivery of the Units.

(c) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

(d) This Agreement may be executed in one or more original or facsimile counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e) Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

(f) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

(g) The Subscriber hereby agrees to furnish the Company such other information as the Company may request with respect to its subscription hereunder.

[Signature Pages Follow]

SIGNATURE PAGE TO
SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the Subscriber hereby executes this Subscription Agreement, as of ____________________________.

Number of Units Purchased

Total Subscription Amount

SUBSCRIBER

HOLDER (if an entity):

Name of Holder:

By:
Name:
Title:

Email:

Address:

HOLDER (if an individual):

Name of Holder:

Signature:

Email:

Address:

RMX Industries, Inc. .

By:
Name:
Title: